UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 26, 2012

FluoroPharma Medical, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-151381	20-8325616
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

8 Hillside Avenue, Suite 207
Montclair, NJ	07042
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (973) 744-1565

(Former name or former address, if changed since last report)

Copies to:
Marc J. Ross, Esq.
Marcelle S. Balcombe, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On July 30, 2012, FluoroPharma Medical Inc., a Nevada corporation (the “Company”) entered into an employment agreement (the “Employment Agreement”) with Johan M. (Thijs) Spoor to continue to serve as its Chief Executive Officer (the “CEO”). Mr. Spoor has been serving as the Company’s CEO since January 1, 2011. The agreement is for an initial three year term.  Under the agreement, Mr. Spoor will receive a base salary at an annual rate of $290,000, and is entitled to an annual bonus if the Company meets or exceeds criteria adopted by the board of directors. The target bonus for Mr. Spoor for 2012 is $125,000 upon achievement of 100% of certain criteria set forth in the Agreement. Mr. Spoor is also eligible for grants of awards under the Company’s 2011 Incentive Plan based upon completion of performance milestones as the board of directors may determine from time to time with an aggregate target amount of 350,000 shares of common stock. Mr. Spoor has been granted the option to purchase 600,000 of common stock of the Company under the Company’s 2011 Equity Incentive.

Upon termination of Mr. Spoor’s employment prior to expiration of his employment period Mr. Spoor shall be entitled to receive Five Hundred Fifty Thousand Dollars ($550,000) payable in twelve equal monthly installment payments or in a single lump sum payment at the discretion of the Company, together with the value of any accrued but unused vacation time, the amount of all accrued but previously unpaid base salary through the date of such termination, any expenses incurred, and shall provide him with all benefits to which he is entitled for Eighteen (18) months or the full unexpired term of the Employment Agreement, whichever is longer, unless Mr. Spoor’s employment is terminated for cause.  Additionally, during the first 12 months of the Employment Agreement, should the Company complete a sales transaction, as defined in the Employment Agreement, which results in net proceeds of more than $50,000,000 Mr. Spoor shall be entitled to a sales transaction bonus.  Moreover, in the event of a sales transaction, as defined by the Employment Agreement, that takes place during the term of the Employment Agreement, 100% of Mr. Spoor’s then outstanding options will vest immediately.

This Employment Agreement contains standard non-competition, non-solicitation, and confidentiality clauses.

ITEM 7.01  Regulation FD Disclosure

On July 26, 2012, the Company announced that it received high quality images in an investigator-sponsored clinical trial in China where patients with coronary artery disease were given BFPET, the Company’s imaging agent for measuring cardiovascular blood flow. The press release is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits

Exhibit	Description

10.1	Employment Agreement effective as of July 30, 2012 between the Company and Johan M. (Thijs) Spoor

99.1	Press Release issued July 26, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 1, 2012

FluoroPharma Medical, Inc.
/s/ Johan M. (Thijs) Spoor
By: Johan M. (Thijs) Spoor Title: CEO, President and CFO